November 27, 2015

Imprimis Pharmaceuticals, Inc.

12264 El Camino Real, Suite 350

San Diego, California 92130

Re:	Imprimis Pharmaceuticals, Inc.
Proposed Issuance and Sale of Up to $10,000,000 Shares of Common Stock

Ladies and Gentlemen:

We are acting as counsel to Imprimis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company from time to time of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $10,000,000 (collectively, the “Shares”), pursuant to a prospectus supplement dated November 27, 2015 and the accompanying base prospectus dated September 29, 2014 (such documents, collectively, the “Prospectus”) that form a part of the Company’s registration statement on Form S-3 (File No. 333-198675) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on September 29, 2014. All of the Shares are to be sold by the Company pursuant to the terms of the Controlled Equity OfferingSM Sales Agreement, dated as of the date hereof (the “Agreement”), by and between the Company and Cantor Fitzgerald & Co. and in the manner described in the Registration Statement and the Prospectus. The Shares will be issued and sold from time to time in public offerings at market or negotiated prices pursuant to Rule 415 promulgated under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as currently in effect; (ii) certain resolutions of the Board of Directors of the Company (the “Board”) and a duly authorized committee thereof relating to the offering, sale, issuance and registration of the Shares; (iii) the Registration Statement; and (iv) the Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinion set forth herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In addition, as to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters. Further, we have assumed that, upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation, as it is then in effect.

Our opinion expressed herein is based solely on the Delaware General Corporation Law, as in effect on the date hereof, and we express no opinion as to any other laws, statutes, ordinances, rules, or regulations.

November 27, 2015

Page Two

Based upon, subject to and limited by the foregoing, we are of the opinion that, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the Agreement and the resolutions of the Board or a duly authorized committee thereof, the Shares will be legally issued, fully paid and nonassessable.

Our opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. This opinion is furnished to the Company in connection with its filing with the Commission of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Current Report on Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and this opinion may not be relied upon for any other purpose without our express written consent, which may be granted or withheld in our sole discretion.

We hereby consent to the filing of this opinion as an exhibit to the above-described Current Report on Form 8-K and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP
Morrison & Foerster LLP